EX-23.1
           CONSENT OF SQUAR, MILNER, REEHL & WILLIAMSON, LLP

          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
5G Wireless Communications, Inc.

We hereby consent to the incorporation by reference into this Registration Statement on Form S-8 of 5G Wireless Communications, Inc. of our report dated March 5, 2005, relating to the consolidated balance sheet of 5G Wireless Communications, Inc. as of December 31, 2004 and the related consolidated statements of operations, stockholders' deficit, and cash flows for the year then ended.

/s/  Squar, Milner, Reehl & Williamson, LLP
Newport Beach, California
January 24, 2006